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                                                                   EXHIBIT 10.66



                                     [LOGO]




                         COLLECTIVE BARGAINING AGREEMENT



                                     BETWEEN



               PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY



                                       AND



                 WEST VIRGINIA UNION OF MUTUEL CLERKS, LOCAL 553
                 SERVICE EMPLOYEES INTERNATIONAL UNION, AFL-CIO






                       JANUARY 1, 2001 - DECEMBER 31, 2004




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                               TABLE OF CONTENTS

ARTICLE NUMBER                          SUBJECT                                PAGE
--------------                          -------                                ----
       1                                Recognition                              3
       2                                Term of Agreement                        4
       3                                Wages and Other Rates                    4
       4                                New Jobs                                 6
       5                                Union Security                           7
       6                                Seniority                                8
       7                                Leave of Absence                        13
       8                                Discharge                               14
       9                                Grievance Procedure                     16
      10                                Military Service                        17
      11                                Shortages and Overages                  17
      12                                Exclusions                              17
      13                                No Strike or Lockout                    18
      14                                Notice                                  19
      15                                Management's Prerogitives               20
      16                                Funeral Leave                           21
      17                                Technological Displacements             21
      18                                Uniforms                                21
      19                                Severability                            22
      20                                Pension Plan                            22
      21                                Vacations                               23
      22                                Sunday Racing                           23
      23                                Video Lottery Agreement                 23
      24                                Employee Benefits                       24
  Schedule A                            Wage Schedule                           25




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                    AGREEMENT

         THIS AGREEMENT made and entered into this 1st day of January, 2001, by and between PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY, or its successors (hereinafter referred to as "EMPLOYER") and the WEST VIRGINIA UNION OF MUTUEL CLERKS, LOCAL 553, SERVICE EMPLOYEES INTERNATIONAL UNION, AFL-CIO, or its successor (hereinafter referred to as "UNION").

                                    PREAMBLE

         The general purpose of this Agreement is to set forth terms and conditions of employment, and to promote orderly and peaceful labor relations for the mutual interests of Employer, the Employees and Union.
         The parties recognize that the success of Employer and the job security of the Employees depend on Employer's success in offering and marketing quality thoroughbred and simulcast racing programs.
         To these ends, Employer and Union encourage to the fullest degree friendly and cooperative relations between their respective representatives at all levels and among all Employee's, whether or not covered by this Agreement.

                             ARTICLE 1 - RECOGNITION

1.1 The Employer hereby recognizes the Union as the exclusive bargaining representative with respect to wages, hours and other conditions of employment for all Employees of the Employer who are employed at the PNGI Charles Town Gaming Limited Liability Company, in the Pari-Mutuel Department, Admissions Department, and Jockey-Valets, excluding the Mutuel Manager, Assistant Mutuel Manager, Office Manager, Head Cashier, Assistant Head Cashier, Porter, Auditor, Data Processing Employees and all Supervisory and Security Personnel. At all times mentioned herein, "Employee" shall mean only those Employees who are members in




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

good standing of the Union and there shall be no distinction between "live racing" mutuel employees and simulcast mutuel employees. This Agreement shall apply to existing job classifications set forth in Schedule A hereof and, in addition to the exclusions set forth above, shall not apply to new job classifications established by the Employer, except as specifically herein provided.

                          ARTICLE 2 - TERM OF AGREEMENT

2.1 This Agreement shall be effective as of the 1st day of January, 2001, and shall continue in force and effect until midnight, December 31, 2004; and from year to year thereafter, unless either party, at least sixty (60) days prior to said termination date, or prior to sixty (60) days before the end of any subsequent term, gives written notice to the other to terminate this Agreement. In the event that such notice is given, negotiations shall be opened not less than sixty (60) days prior to the expiration date of this Agreement, or any subsequent anniversary date.

                        ARTICLE 3 - WAGES AND OTHER RATES

3.1 Effective January 1, 2001, all Employees covered by this Agreement shall receive a [ * ] across-the-board wage increase. Effective January 1, 2002, all Employees covered by this Agreement shall receive a [ * ] across-the-board wage increase. Effective January 1, 2003 all employees covered by this Agreement shall receive a [ * ] across-the-board wage increase. Effective January 1, 2004, all Employees covered by this Agreement shall receive a [ * ] across-the-board wage increase.

3.2 WAGES. The wages of pay for each classification effective during the term of this Agreement shall be as set forth on Schedule A attached hereto.

3.3 The rates of pay set forth in Schedule A shall be paid for each race day which consists of five hours worked. Pay will be in fifteen (15) minute increments after five (5) hours.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

3.4 Unless notified by the Employer at least one hour prior to the scheduled reporting time that there is no available work, the Employee who reports for work shall receive [ * ]

3.5 Records showing overtime distribution shall be maintained by the Employer, to the extent that payroll processes will permit, who will make available to the Local Union, upon request, records of overtime assignment of Employees, within a twenty-four (24) hour period of such request.

3.6 All Jockey-Valets shall receive for each racing day consisting of at least eight (8) races but not more than ten (10) races, his/her normal daily rate. For all races in excess of ten (10), each valet shall receive pay equal to [ * ]his/her regular pay. Said pay shall be calculated by dividing the base pay by ten (10) and multiplying the product of that calculation by [ * ] for each race after ten (10).

3.7 All Mutuel Clerks covered by this Agreement shall receive [ * ] per day extra pay for work performed on the day of the West Virginia Breeders Classic race, the National Breeders Cup day and Triple Crown series, each of which consists of a five (5) hour shift.

3.8 For a racing program which runs in excess of six (6) hours, an Employee shall receive pay at [ * ] of the normal rate for all hours worked in excess of six (6) hours, said pay for work over six (6) hours to be calculated in fifteen (15) minute increments.

3.9 SELF-SERVICE MACHINES - The parties agree that the Employer can use self-service machines until the machines exceed thirty percent (30%) of the total handle for every day during the meets. In this event the Employer agrees to assign more employees to teller terminals so as to keep the use of self-service machines at thirty percent (30%) or less. The Employer shall have




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

the sole right to determine the number of additional employees needed to comply with this provision.

                              ARTICLES 4 - NEW JOBS

4.1 The Employer shall have the right to create any new Union job classification in any department covered by this Agreement which it deems appropriate and establish the rate of pay to be given such new classification, provided, however, that the Employer, prior to the effective date of such new job classification, shall meet with the Union to discuss such new job classification and the proposed rate of pay. If there is no agreement on the rate of pay for such new job classification within sixty
(60) calendar days of such first meeting, such dispute shall, at the option of either party, be submitted to arbitration pursuant to the provisions of
ARTICLE 9 - GRIEVANCE PROCEDURE.

4.2 The Employer shall have the right to start operating under such new job classifications and continue to operate the same at the rates established by the Employer until agreement with the Union can be reached, or until the decision of the arbitrator is received. If the Employer is ordered to pay a higher rate by an arbitrator, or by agreement between the parties, all such increases shall be made retroactive to the first day of hire of all Employees in such new job classifications.
4.3 All new jobs created by the Employer under this Article 4 shall be posted and filled by bidding as is provided for the filing of permanent job vacancies in ARTICLE 6 - SENIORITY.

4.4 In the event that any additional new or alternative forms of gambling are conducted by or at PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY, limited to off-track wagering and telephone account wagering, all jobs created as a result of this new gambling will be Union jobs and assigned by the provisions of ARTICLE 6 - SENIORITY.

                           ARTICLE 5 - UNION SECURITY




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

5.1 All new employees (employees hired on or after January 1, 2001) included in the bargaining unit covered by this Agreement shall be considered probationary employees until they have worked forty-five (45) programs at the PNGI Charles Town Gaming Limited Liability Company. During an employee's probationary period of employment, the Employer may terminate such probationary employee at the Employer's sole discretion and such termination shall not fall within the Grievance Procedure as provided by Article 9.

       Any employee who is a member of the Union on the effective date of this Agreement shall be required, as a condition of employment, to remain a member of the Union. Any other employee shall be required, as a condition of employment, to become and remain a member of the Union upon the completion of twenty (20) days or more of work, regardless of the number of years it takes to accumulate such twenty (20) days. No full-time employee who is employed on a regular basis shall be required to join the Union until he/she has worked twenty (20) days.

5.2 The Employer may hire new Employees from any source, however, it agrees that it will not discriminate against Union members, if they are qualified. Management's decision on qualifications and whether such applicant is satisfactory, shall be binding on all parties.

5.3 The Union agrees that all Employees included in the bargaining unit covered by this Agreement shall be admitted to membership in the Union upon application and tender of regular dues and initiation fees which uniformly apply to all members of the Union at such time.

5.4 The Employer agrees to deduct Union dues and initiation fees from the wages of Employees who authorize such deductions in writing pursuant to a procedure and on a form mutually acceptable to the Employer and the Union. In the event any Employee shall become delinquent in the payment of dues, regular initiation fees and assessments and fines which universally apply to all members of the Union, and the Union shall give written notice of such delinquency to the Employer; then and in that event, the Employer shall discharge such Employee, if the Employee has not paid such delinquency within five (5) days from the receipt of such written notice to the Employer.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

5.5 The Union will defend, indemnify and save harmless the Employer herein against all claims, demands, liabilities and disputes that may arise out of or by reason of any action taken or not taken by the Employer at the request of the Union, for the purpose of complying with any of the provisions of this section. The Employer will defend, indemnify and save harmless the Union and each of its members against any and all claims, demands, liabilities and disputes that may arise out of or by reason of any action taken or not taken by the Union or any of its members at the request of the Employer, for the purpose of complying with any provision of this Contract.

5.6 The President, Business Agent or other authorized representatives of the Union, not to exceed three (3) in number, shall have access to the Employer's plant during the race meetings, for the purpose of adjusting grievances, investigating working conditions and carrying into effect the provisions of this Agreement, but such access shall be set at such times and places and in such manner which will not interfere with the regular duties of the Employees or other operations of Employer's business.

5.7 The Employer shall provide office space at the track for the Union for the purpose of conducting Union business; provided, however, that such office space so provided shall not be open, for any purpose, during the normal working hours, unless such use is specifically approved by the Employer.

                              ARTICLE 6 - SENIORITY

6.1 The Employer believes in and will continue to practice the principles of seniority. Except as hereinafter provided, in all cases of promotions, filling of permanent or temporary vacancies, permanent or temporary transfers, and increase or decrease of work force, the Employer will take into consideration an Employee's seniority, ability and physical fitness to perform the work. In determining an Employee's ability and physical fitness to perform the normal requirements of




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

the new job, consideration will be given to job experience, related job experience, education and/or ability. However, it is recognized that in making promotions to jobs higher up in a line of progressions requiring supervisory qualifications, leadership must also be considered a factor of ability. When all the factors that constitute ability and physical fitness are relatively equal, then seniority shall prevail.
       The following job classification shall be filled in the discretion of the Employer on the basis of seniority as primary determinative factor and ability and physical fitness as a secondary determinative factor: extra duty jobs, i.e., replacements for money room division heads, information windows, dedicated or special windows, money room counters and terminal supervisors.

6.2 Subject to the provisions of this Article, seniority, as of the effective date of this Agreement, shall be based on the length of continuing employment at the track from the date of hire (track seniority), which seniority shall be used in establishing seniority in each of the following departments of the Employer:

                  (A)   Pari-Mutuel Department

                  (B)   Admissions Department

                  (C)   Jockey-Valets Department


6.3 There shall be the following two seniority lists which shall be maintained by the Employer:

                  (A)   Full time Employees including full time extra Employees

                  (B)   Part time Employees

       Full time Employees are those Employees who hold specific job positions and work regularly from Monday through Sunday; however, Sunday work is optional for all Employees who worked for Shenandoah Downs or Charles Town Races, Inc. prior to January 1, 1979 and who since said date have continuously worked for Charles Town Races, Inc. and PNGI Charles Town Gaming Limited Liability Company through the date of this contract, and failure of any such Employee to work on Sunday shall not adversely affect his/her seniority or his/her status as




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

a full time Employee. Full time extra Employees are those full time Employees who fill in for full time Employees on any day between Monday and Thursday and who may fill in for absent full time Employees on Fridays, Saturdays, Sundays and holidays, if such vacancies are not filled by part time Employees on these days. Part time Employees are those Employees who work Friday, Saturdays, Sundays and holidays. Said lists when prepared, shall include, by date of hire, all Employees of the track who were employed by either Shenandoah Downs or Charles Town Races, Inc. The Employer shall maintain the two (2) seniority lists set forth above and shall update each list at the beginning of each racing year (season). Prior to the first race day of each year, each Employee who is entitled to make such a selection shall designate in writing whether such Employee will be a full time Employee, a full time extra Employee or a part time Employee and such Employees shall continue in such designated category and in the position held by them at the beginning of such race year unless his/her category and position is otherwise changed as provided in this Agreement. All selections become final after 30 days from the date selection card was signed.

6.4(A) In order to maintain status as a full time Employee, each such Employee must work seventy percent (70%) of the live racing programs at the PNGI Charles Town Gaming Limited Liability Company, and may not miss or be absent more than five (5) Saturdays or five (5) Sundays during any one calendar year; provided, however, that any Employee who has maintained continuous employment at the PNGI Charles Town Gaming Limited Liability Company, or its predecessor, Charles Town Races, Inc., since January 1, 1979, shall not be penalized hereunder if such Employee misses five (5) or more Sundays, except for those Employees that commit to work on Sundays and so indicate on their selection cards. If a full time Employee is designated as a full time extra, such person must report to the track each race day at the specified reporting time at least seventy percent (70%) of the live racing program in order to maintain status as a full time extra Employee. Death in the family, documented accidental injury or illness to Union employees or an immediate family member will not count toward Saturday and Sunday absences.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

6.4(B) In order to maintain status as a part time Employee, each such Employee must report for work each Friday, Saturday, Sunday and holiday program, or each Saturday, Sunday and holiday program (as specified by the Employee on their availability card) at the PNGI Charles Town Gaming Limited Liability Company. Any part time Employee who fails to work each such specified day and such absence is not excused by the Employer, shall not earn or accrue seniority for the year in which such absences occur. If any Employee, whether regular or part time, reports to work, and has not been notified not to report for work, such Employee shall be considered, for the purpose of seniority, to have worked that day. Full time employees and part time Employees shall receive premium pay (time and one-half) for all hours worked on Sundays, Memorial Day, July 4, Labor Day and Christmas Eve. To be eligible for premium pay on Sundays, Memorial Day, July 4, Labor Day and Christmas Eve, an employee must work his/her regular scheduled working day before the Sunday, Memorial Day, July 4, Labor Day and Christmas Eve and his/her regular scheduled working day after if it is the day after Sunday, Memorial Day, July 4, Labor Day and Christmas Eve. Excused absences will count, for purposes of this paragraph, as if that day was a work day. The Employer shall not unreasonably refuse to grant an excused absence.

6.5    An Employee shall lose all his accrued seniority in the event such
Employee:

       (A) Voluntarily quits or is discharged for cause.

       (B) Fails, after a lay-off or the commencement of any racing meet, to report for work for two (2) consecutive racing days after being notified to do so, unless such Employee notifies the Employer, in advance of such reporting date, that such Employee intends to be absent and presents an acceptable reason for such absence.
       (C) Is absent from work for any reason whatsoever for three (3) working days without the approval of the Employer.
       (D) An Employee shall earn no seniority in any year in which he fails to work seventy percent (70%) of the racing programs, as provided, in Paragraph 6.4(A) of this Article.
         This requirement is based on racing programs being conducted on Sundays, holidays and one weekday each week during daytime hours and all other days during night-time hours. If




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

racing programs are conducted on more than one weekday (except holidays) in any week during daytime hours, then the 70% rule shall not apply to any such weekday daytime programs in excess of one in any one week.

6.6 PERMANENT VACANCIES - Notwithstanding any provision contained in this Agreement to the contrary, in the event a vacancy occurs in a regular permanent job, the Employer in its sole discretion shall determine if such a vacancy shall be filled. In filling such vacancy, the Employer shall comply with the provisions of Subsection 6.1 of this Article and shall select the eligible and qualified Employee from within the department where the new job or permanent vacancy occurs on the basis of track seniority. If such position or vacancy is not filled from within the department in which it occurred, it may be filled by an eligible and qualified Employee from other departments on the basis of track seniority. The senior eligible Employee bidding on such job, if qualified, shall be given a trial period on such new job of one (1) to five (5) days as management sees fit. In the event management does not deem such Employee properly qualified to perform such job, then after a trial period ranging in management's discretion from one (1) to five (5) days, management shall have the sole discretion to return such Employee back to his former job, in which event, the next senior qualified eligible Employee who shall bid for such job shall be given a like trial. When an Employee is transferred to another job, classification or department as a result of job bidding, such transfer shall be permanent. The Employer shall have the right to remove an Employee from any Department because of lack of work, but must honor reverse seniority when doing so. Such Employees so removed may bid for another job for which such Employee is eligible and qualified at the track on the basis of track seniority.

6.7 TEMPORARY TRANSFERS - The filling of all temporary vacancies shall be in accordance with the seniority provisions of this contract, if such temporary vacancy does not continue for more than fifteen (15) working days. If such continues for more than fifteen (15) working days, Employees shall bid on that job on a temporary basis in the same manner set forth in the Subsection 6.6 of this Article VI for bidding on permanent vacancies. Upon the return of the absent Employee, the Employee who bid on that temporary vacancy shall return to his or her




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

former position and the returning Employees shall fill his or her regular position. An Employee who is transferred from his or her regular job to fill a temporary vacancy not lasting more than fifteen (15) days, shall be paid his or her regular rate, unless the job to which he or she is transferred pays a higher rate, in which case the higher rate shall be paid. Any full time extra Employee who fills a temporary vacancy shall be paid the rate for such vacant position. If an Employee bids on a temporary vacancy after the said fifteen (15) day period, such Employee shall be paid the rate for such vacancy while he or she is temporarily filling that position. Upon that Employee's return to his or her regular job, he or she shall be paid the regular rate for his or her regular job.

6.8 LAY-OFF - It is agreed that while the determination whether or not there should be lay-offs is the sole prerogative of the Employer, should a reduction in force be necessary, lay-offs will take place in the reverse order by track seniority applied within the department affected. In the event that rehiring takes place, the Employees shall be recalled to work in accordance to their track seniority within the department affected.

                          ARTICLE 7 - LEAVE OF ABSENCE

7.1 An Employee shall not be granted a leave of absence without prior consent of the Employer, which consent shall not be arbitrarily withheld. Such leave of absence granted the Employee shall not cause him to lose any prior seniority rights. Leaves of absences will be approved by a Committee consisting of the Mutuel Manager, a Management designee selected by the Mutuel Manager, two (2) members selected by the Union and the General Manager who will vote only in the event of ties.

7.2 The Employer shall notify the Union of all requests for leaves of absence and shall give the Union a reasonable opportunity to make any comments in regard to such request as it desires prior to the effective date of such leave. However, the Employer's decision on such request shall be final.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

7.3 Notwithstanding any provision to the contrary in this Article 7, no leave of absence shall be granted to any Employee for the purpose of accepting full time employment elsewhere.

7.4 An Employee's seniority status and date shall not be affected by absence from work on account of:

       (A) Illness under approved sick leave.

       (B) Injury covered by State Workers' Compensation Law.

       (C) Time spent on approved leave of absence for service in the Armed Forces of the United States, provided the Employee returns to Employer's service following release from military service within two (2) months of first becoming eligible for release from military service.

       (D) Service as a regularly impaneled member of a State or Federal Jury.

       (E) Layoff, provided he is reemployed by Employer within a period of one month after being recalled following such layoff.

       (F) A regularly approved leave for reasons other than sickness, occupational injury, jury duty or military service, provided such personal leave of absence does not exceed one month in length.

       (G) A regularly approved leave for full time employment as an officer or agent of Union, provided such leave does not exceed one month in length.

       Employees granted leave of absence for any of the foregoing reasons will not accrue further seniority during the term of the leave of absence. In the event of a dispute, the decision of the Leave of Absence Committee will be final.

                              ARTICLE 8 - DISCHARGE

8.1    No employee shall be discharged or displaced except for just cause.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

8.2 Within two (2) working days or seventy-two (72) hours, whichever is shorter of any discharge, the Employer shall notify, in writing, the Union and the Employee affected as to the reason for such discharge. In the event the Union disputes such discharge, the matter shall be submitted to arbitration in accordance with Article 9 herein. The arbitrator shall have the authority to make the final determination of such dispute and in the event he finds such discharge to have been improper, he may order reinstatement or such other remedies as he deems appropriate, including awarding back pay and benefits. The Employer agrees that it will cooperate with the Union to expedite the submission of any disputed discharges to an arbitrator and, if the arbitrator agrees, upon the Union's request, to accept an oral ruling from the arbitrator at the conclusion of the hearing.

8.3 It is agreed that discharge for dishonesty, pilferage, bellringing or discharge of an Employee for leaving his or her post or work place and engaging in physical and/or oral confrontation with any member of the public, including friends, spouses, relatives or another Employee of the Employer shall not be subject to the grievance procedure provided herein.
       Employees discharged or disciplined for use of alcohol or drugs or being under the influence of alcohol or drugs while on duty or for dishonesty, pilferage or bellringing, shall be entitled to arbitrate only the question of their guilt or innocence. If found guilty, the arbitrator must confirm the remedy imposed by the Employer.

8.4 It is agreed that any Employee who shall be denied bonding coverage by the Employer's bonding company or whose bond shall be revoked for any reason, shall be dismissed. Such discharge shall not be subject to the grievance procedure and shall be final. If, subsequent to such refusal to bond or revocation of bond, the bonding company shall agree to bond such Employee or to cancel such revocation and reinstate said bond, such Employee shall be entitled to be reemployed in accordance with his or her seniority as of his or her termination date, but without back pay or benefits and such person shall lose his or her seniority for such period when the bond was denied or revoked.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

8.5 The Employer recognizes the principles of progressive discipline. The employer agrees to delete written reprimand letters from an employee's file one year after the date of the reprimand letter.

                         ARTICLE 9 - GRIEVANCE PROCEDURE

9.1 In the event that any dispute or controversy shall arise during the life of this Agreement as to the interpretation or application of this Agreement or any part thereof, it shall be handled in the following manner:

       STEP 1. The aggrieved Employee or any authorized representative of the Union shall first discuss the grievance with the company supervisor or representative.

       STEP 2. In the event the grievance is not resolved at that level, then a representative of the Union shall meet with an officer or duly designated representative of the Employer within seven (7) calendar days of such first meeting.

       STEP 3. If no satisfactory settlement is reached within seven (7) calendar days of the meeting in Step 2, then either party may submit the grievance to arbitration. Any dispute arising under this Agreement may be submitted to arbitration, provided, however, that the arbitrator shall have no authority to alter the terms of this Agreement. In the event a grievance is submitted to arbitration, the arbitrator will be selected from a list supplied from the Federal Mediation and Conciliation Service and the arbitration shall be conducted under the rules and regulations of the Federal Mediation and Conciliation Service then in effect. The costs of any such arbitration shall be borne equally between the Union and the Employer.

9.2 No complaint or grievance involving the suspension or discharge of any Employee, may be made, entertained or be the subject of arbitration, unless made within ten (10) calendar days after the date of such suspension or discharge.

9.3 All grievances other than those relating to the suspension or discharge of an Employee must be filed within thirty (30) calendar days following the date of the occurrence which gave rise to the grievance, otherwise, the right to file a grievance shall be waived.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                          ARTICLE 10 - MILITARY SERVICE

       With respect to the reemployment of Employees who have been or shall be inducted into the Armed Forces of the United States, the Employer shall comply with its obligation as provided in the Selective Training and Service Act of 1940 as amended.

                       ARTICLE 11 - SHORTAGES AND OVERAGES

11.1 Each Employee shall be financially responsible for his or her shortages and the liability therefor shall be determined by the Employer. All shortages shall be paid at reporting time the following day, unless otherwise provided by the Employer. Failure to pay such shortages shall result in the suspension of the Employee.

11.2 The Employer shall maintain an accounting of all overages and shortages for each Employee affected and such accounting shall be made available for inspection by each Employee affected at all reasonable times. Employees shall be credited with the total amount of overage in their respective accounts on the last day of each meet up to the total amount of shortages which they may incur on that day.

11.3 If it appears to the Employer's satisfaction that a tote machine malfunction caused an Employee shortage, the Employee shall not be responsible for the shortage.

                             ARTICLE 12 - EXCLUSIONS

12.1 The Employer and the Union agree that Employees not covered by this Agreement can continue to perform the normal work that they performed heretofore, some of which may be work which is also performed by members of this unit, provided, however, that the Employer




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

shall not use excluded Employees to do regular journeyman work so as to replace or displace the regular Employees within the bargaining unit.

12.2 The Employer agrees that if a regular job is open and available at the beginning of the program prior to the first race and Management wishes that job to be performed during that program, then an additional Employee shall be assigned. If a job should become open after the first race begins and no Union Employee is available, or in the event of an emergency, then excluded Employees, including supervisors, may perform that work.

                        ARTICLE 13 - NO STRIKE OR LOCKOUT

13.1 During the term of this Agreement, the Union agrees on behalf of itself and each of its members that there shall be no authorized strike of any kind and there shall be no boycott, picketing, work stoppage, slowdown or any other type of organized interference, coercive or otherwise with the Employer's business or with third parties having business with the Employer.

13.2 In the event any violation of the previous paragraph occurs which is unauthorized by the Union, the Employer agrees that there shall be no liability on the part of the International or Local Union or any of their officers or agents, provided that in the event of such unauthorized action the Union first meets the following conditions:

            (a) The Union shall declare publicly that such action is unauthorized by the Union, if requested to do so by the Employer.

            (b) The Union shall promptly order its members to return to work, notwithstanding the existence of a picket line, if requested to do so by the Employer.

            (c) The Union shall not question the unqualified right of the Employer to discipline or discharge Employees engaging in, participating in, or encouraging such action, unless the action by the Employer is unlawful or discriminatory. It is understood that such action on the part of the Employer shall be final and binding upon the Union and its members, and shall in no case be construed as a violation by the Employer of any provision of this Agreement,




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

unless the action by the Employer is discriminatory. However, an issue of fact as to whether or not any particular Employee has engaged in, participated in, or encouraged any such violation may be subject to arbitration.

13.3   There shall be no lockout by the Employer.

13.4 It shall be a violation of this Agreement and grounds for discharge or discipline, for any Employee, or for the Employees collectively, to refuse to go through a picket line of another union established at the premises of the Employer whose Employees are on strike.

13.5 In the event that a strike or lockout in violation of the foregoing provisions of this section shall occur, the nonbreaching party shall have the option of rescinding this Agreement after such breach has continued for more than fifteen (15) days, unless the dispute is settled and the strike or lockout ends before such option is exercised. Written notice of intent to exercise such option shall be given at least five (5) days before it is exercised.
         Exercise of the option to rescind this Agreement shall not affect the right of the rescinding party to bring an action for damages for the breach committed by the other, and shall not affect Employer's right to discipline, as provided herein, any Employee taking part in a prohibited strike.
         The failure of Employer or Union to exercise the privilege hereinabove granted to rescind this Agreement in event of a breach thereof by the other party, shall not constitute a waiver on its part of its right to exercise such option should a subsequent strike or stoppage of production or lockout occur.

                               ARTICLE 14 - NOTICE

         Whenever notice is required to be given hereunder, it shall be given to the parties hereto at their respective address by registered or certified mail, and in the event that notice is required




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

to be given to any Employee, it shall be given by registered or certified mail, addressed to such Employee at his or her last known address appearing on the payroll records of Employer.



                     ARTICLE 15 - MANAGEMENT'S PREROGATIVES

A. Except to the extent abridged by a provision of this Agreement, the Employer reserves and retains, solely and exclusively in its own uncontrolled discretion, all of its regular and customary functions and its inherent right to manage the business, which includes, but is not limited to, the right to establish or continue policies, practices or procedures for the conduct of its business and from time to time as it sees fit, to change, alter or abolish such policies, practices or procedures; to assign Employees; to determine and from time to time redetermine the number, location and types of its operations and the methods, processes or materials to be employed; to discontinue processes or operations or to discontinue performances by Employees the Employer may deem advisable, to determine the number of hours per day or per week, the number of days per week and the number of weeks per year its operation shall be carried on; to select and determine the number and type of Employees required; to assign work to such Employees in accordance with the requirements as determined by management; to establish and change work schedules and assignments; to transfer or promote Employees, to demote, discipline or terminate Employees for just cause; or to lay-off or otherwise relieve Employees from duty for lack of work or any other legitimate reason by seniority. These rights shall not be used for the purpose of discrimination against any member of the Union and shall not be exercised in violation of the terms of this Agreement.
       The Employer will make every good faith effort to employ full time rather than part time Employees where feasible and shall not hire part time Employees for the sole purpose of not providing benefits which would be available to full time Employees.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

B. The Employer shall have the right, from time to time, to make such reasonable rules and regulations for the conduct of its business not inconsistent with the provisions hereof as it may deem to comply with such rules and regulations to be enforced by management.

                           ARTICLE 16 - FUNERAL LEAVE

         Employees with regular assignments employed on a regular full-time basis who have at least one (1) year regular full-time service with the Company will be granted three (3) days off without loss of pay in the event of a death in the family, which for the purpose of this Agreement shall mean mother, father, sister, brother, spouse, child, significant other, mother-in-law, father-in-law, grandparents, grandchild and step-children. This may be taken at the most convenient time related to the death for the employee, who shall be paid at the straight time rate of pay earned as if the Employee would have worked these three days.

                    ARTICLE 17 - TECHNOLOGICAL DISPLACEMENTS

         Should a technological displacement occur by reason of a new machine or mechanical improvement or process in the operation of a department, the Company will attempt to place any displaced Employee in a classification for which he is qualified by track seniority close to his former rate of pay. The Company agrees that it will meet with the Union to discuss the problems which may arise as a result of technological displacements; however, such Employee may exercise track seniority to bid into another classification or department for which he is qualified.

                             ARTICLE 18 - UNIFORMS

18.1 Any Employee who is required by the Employer to wear a special uniform, shall have the same furnished and maintained by the Employer. The Employer shall have the right to prescribe reasonable rules and regulations of appropriate dress.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

18.2 Prior to any Employee being required to wear any uniform, the Employer will define such uniforms and any permissible substitutions thereto.

18.3 Mutuel Clerks may be required to wear white dress shirts or white blouses to work. In such event, the Employer agrees to pay to each affected Employee One Hundred Dollars ($100.00) during each year of this contract for the purpose of said Employee purchasing white dress shorts or white blouses acceptable to management. The type and style of uniforms will be discussed by the Employer with a Committee from the Union not to exceed five (5) members, with the understanding that the final decision will be made by the Employer.

                            ARTICLE 19 - SEVERABILITY

         If any section or part thereof of this Agreement should be held invalid by operation of law or by any body, commission or tribunal of competent jurisdiction, or if compliance with or enforcement of any section or part thereof should be restrained by such body, commission or tribunal pending a final determination as to its validity, the remainder of this Agreement or the application of such section or part thereof to persons or circumstances other than those as to which it has been restrained, as set forth above, shall not be affected thereby. In the event that any section or part thereof of this Agreement is held invalid or unenforceable or the compliance with which has been restrained, as above set forth, the parties shall enter into immediate collective bargaining negotiations upon the request of the Union for the purpose of arriving at a mutually satisfactory replacement for such section or part thereof during the period of invalidity or restraint. If the parties do not agree on a mutually satisfactory replacement provision, either party may submit the question to arbitration in accordance with Article IX and the arbitrator shall have the authority to determine the substance of such substitute provision.

                            ARTICLE 20 - PENSION PLAN




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

       The parties and their predecessors hereto have, prior to the execution of this Agreement, executed documents necessary to implement Charles Town Races Future Service Retirement Plan, including the Trust Agreement establishing the fund of said Plan. The Employer has, in turn, agreed to be bound by said Plan and the provisions thereof. If Employer's obligation to make contributions to the said fund shall cease or terminate, or be reduced to a level which affects the actuarial solvency of said fund, both pursuant to the provisions of said Trust Agreement, then, upon request therefor by the Union, Employer shall, within thirty (30) days of said request, discuss with the Union any proposal of the Union regarding Employer's continuing or increasing contribution to said Fund.

                             ARTICLE 21 - VACATIONS

       Each Union Employee with five (5) or more years service, who is classified as a regular, full-time Employee, shall receive one-half (1/2) day's paid vacation for each forty (40) full days worked in each calendar year based on live racing days. Each Union Employee with ten (10) or more years service, who is classified as a regular, full-time Employee, shall receive one (1) day's paid vacation for each forty (40) full days worked in each calendar year based on live racing days. Each Union Employee with twenty
(20) or more years service, who is classified as a regular, full-time Employee, shall receive one and one-quarter (1 1/4) day's paid vacation for each forty (40) full days worked in each calendar year based on live racing days.
       Earned vacation pay will be paid one (1) week following the last racing date in the year.

                           ARTICLE 22 - SUNDAY RACING

       Notwithstanding anything contained hereinabove to the contrary, the Employer agrees that Sunday racing will be limited to a five hour period between the hours of 1:00 P.M. and 11:00 P.M., with the Employer to have the sole discretion as to which five hours will be selected for Sunday racing.

                      ARTICLE 23 - VIDEO LOTTERY AGREEMENT




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

       The Union agrees that upon the effective date of this Agreement, it will have its staff representative and Local President sign a written, notarized agreement, with a term to run concurrent with this Agreement, to be presented by the Employer to the West Virginia Lottery Commission, evidencing the Union's agreement regarding the allocation of the proceeds from the video lottery terminals/slot machines as required by West Virginia Code #29-22A-7, and that agreement will remain in full force and effect and irrevocable by the Union and the Employer during the term of this collective bargaining agreement and any extensions or modifications thereof.

                         ARTICLE 24 - EMPLOYEE BENEFITS

       Effective January 1, 2001, (assuming ratification of this agreement by the Union on or before that date) Employer will, for the life of the Agreement, offer to the membership of the Union the same PNGI Benefit Plan that is offered during the term of this Agreement to the non-represented employees at Charles Town Races, including and limited to health, dental and vision insurance, and the Group Life Insurance Program (GLIP). Eligibility requirements and cost sharing will be identical to the terms offered to the non-represented employees during the term of this Agreement.




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       PNGI CHARLES TOWN GAMING
                                       LIMITED LIABILITY COMPANY

                                       By:  /s/ WILLIAM J BORK
                                           ------------------------------------

                                       Its: PRESIDENT
                                           ------------------------------------

ATTEST:   GEORGE A. CONNOLLY
       ---------------------------

                                       WEST VIRGINIA UNION OF MUTUEL
                                       CLERKS, LOCAL 533, SERVICE
                                       EMPLOYEES INTERNATIONAL
                                       UNION, AFL-CIO

                                       By:    /s/ RICHARD B. NOLAN
                                          -------------------------------------

                                       Its:   PRESIDENT
                                           ------------------------------------


                                           ------------------------------------


ATTEST:
        --------------------------




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   SCHEDULE A

                            EFFECTIVE JANUARY 1, 2001

                                                                                        2 YEARS OR LESS
                                                                                        ---------------
JOB
CLASSIFICATION             20 YRS             10-19 YRS        2-9 YRS            UNION             PROBATION
-------------------------------------------------------------------------------------------------------------
Terminal Operator            [*]                 [*]             [*]               [*]                  [*]

Information Clerk            [*]                 [*]             [*]

Money Room
Division Head                [*]                 [*]

Messengers                   [*]                 [*]             [*]               [*]                  [*]

Seller, Gateman,
Usher                        [*]                 [*]             [*]               [*]                  [*]

Jockey Valet                 [*]                 [*]             [*]               [*]                  [*]


                            EFFECTIVE JANUARY 1, 2002

                                                                                        2 YEARS OR LESS
                                                                                        ---------------
JOB
CLASSIFICATION             20 YRS             10-19 YRS        2-9 YRS            UNION             PROBATION
-------------------------------------------------------------------------------------------------------------
Terminal Operator            [*]                 [*]             [*]               [*]                  [*]

Information Clerk            [*]                 [*]             [*]

Money Room
Division Head                [*]                 [*]

Messengers                   [*]                 [*]             [*]               [*]                  [*]

Seller, Gateman,
Usher                        [*]                 [*]             [*]               [*]                  [*]

Jockey Valet                 [*]                 [*]             [*]               [*]                  [*]




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                            EFFECTIVE JANUARY 1, 2003

                                                                                        2 YEARS OR LESS
                                                                                        ---------------
JOB
CLASSIFICATION             20 YRS             10-19 YRS        2-9 YRS            UNION             PROBATION
-------------------------------------------------------------------------------------------------------------
Terminal Operator            [*]                 [*]             [*]               [*]                  [*]

Information Clerk            [*]                 [*]             [*]
Money Room
Division Head                [*]                 [*]

Messengers                   [*]                 [*]             [*]               [*]                  [*]

Seller, Gateman,
Usher                        [*]                 [*]             [*]               [*]                  [*]

Jockey Valet                 [*]                 [*]             [*]               [*]                  [*]



                            EFFECTIVE JANUARY 1, 2004

                                                                                        2 YEARS OR LESS
                                                                                        ---------------
JOB
CLASSIFICATION             20 YRS             10-19 YRS        2-9 YRS            UNION             PROBATION
-------------------------------------------------------------------------------------------------------------
Terminal Operator            [*]                 [*]             [*]               [*]                  [*]

Information Clerk            [*]                 [*]             [*]

Money Room
Division Head                [*]                 [*]

Messengers                   [*]                 [*]             [*]               [*]                  [*]

Seller, Gateman,
Usher                        [*]                 [*]             [*]               [*]                  [*]

Jockey Valet                 [*]                 [*]             [*]               [*]                  [*]




* Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.